INTERMIX CO-FOUNDER TO ADVISE CKRUSH WITH FOCUS ON LIVEMANSION.COM
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JOE ABRAMS BRINGS WEALTH OF EXPERIENCE AND SUCCESS TO FAST GROWING
LIVEMANSION.COM COMMUNITY
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NEW YORK--(BUSINESS WIRE)--October 16 2006--Ckrush, Inc.,(OTCBB:CKRH - News),
announced today that Joe Abrams, one of the founders of Intermix, Inc., has become a consultant to Ckrush. Intermix, which was the majority owner of
MySpace, was recently acquired by News Corp (NYSE:NWS) for approximately $580 million. My Space is the leading web based social network community; with approximately 90 million registered users. Mr. Abrams will focus on growing and leveraging the Company's LiveMansion.com, a cutting edge user generated media community. Since its launch in late July 2006, LiveMansion has been the subject of articles in The New York Times, Daily Variety and CNBC's "On the Money",
among others. As a consultant to Ckrush and LiveMansion, Mr. Abrams brings significant experience and success in the Internet, technology, and business building areas.

From 1999 through its sale to News Corp in 2005, Mr. Abrams was instrumental in the building of Intermix into an entertainment destination portal with over $100 million in annual revenue. His responsibilities at Intermix included financial and strategic planning, capital structuring, and mergers and acquisitions. Prior to Intermix, Mr. Abrams was a co-founder of The Software Toolworks, Inc, a computer game software company and served as its President and Chief Operating
Officer and negotiated its sale to Pearson Plc for $462 million.

"We are very pleased that Joe Abrams will be partnering with us to build
LiveMansion." commented Jeremy Dallow, President of Ckrush, Inc. "His track record of achievement speaks for itself and I believe his involvement will be a real benefit to the LiveMansion.com community and to our company as a whole."

"I am excited to be working with Ckrush and look forward to helping them grow
LiveMansion." said Joe Abrams "LiveMansion.com already had a passionate user base and the potential, in my opinion, to be an industry leader in consumer generated media and social networking."

ABOUT CKRUSH, INC.

Ckrush, Inc. (OTCBB: CKRH) is a cutting edge entertainment and digital media group capitalizing on the global convergence of the traditional entertainment industry and the "participatory pop culture" revolution of online communities and digital technology. The Company produces feature films, sports programs and other content that target young adults, a highly-coveted entertainment industry demographic comprised of 70 million-

plus consumers with an estimated spending power in excess of $200 billion annually. Ckrush's "LiveMansion.com" is a fully interactive social network.
Ckrush feature films include the recently released" Beer League," starring Artie
Lange, and the upcoming " National Lampoon's TV the Movie," starring Steve O and
Wee Man of "Jackass" fame; and "National Lampoon's Pledge This," starring Paris
Hilton. Ckrush also promotes and distributes televised sports events and other programming through pay-per-view, video-on-demand and other channels. For additional information please visit www.ckrush.net

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,
as amended. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors; acquisitions of dispositions of business assets; and the potential impact of future decisions by management. More detailed information about these factors may be found in filings by Ckrush, Inc. with the Securities and Exchange Commission. Ckrush, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Ckrush, Inc.
Jeremy Dallow, 212-564-1111